Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	P.O. Box 2 Oak Ridge, NC 27310

For More Information Contact:

Ron Black, President & CEO 336-644-9944

Oak Ridge Financial Services Announces

Second Quarter 2010 Results

Oak Ridge, North Carolina, August 13, 2010 – Oak Ridge Financial Services, Inc. (Nasdaq:BKOR), parent company of Bank of Oak Ridge, headquartered in Oak Ridge, North Carolina, announced unaudited net income for the three months ended June 30, 2010, before adjusting for the effective dividend on preferred stock, of $15,000 compared to net income of $242,000 for the prior year period. After adjusting for $182,000 in dividends and accretion on preferred stock, net loss available for common shareholders for the current period was $167,000 or $0.09 per diluted share compared with diluted earnings per share of $0.04 for the quarter ended June 30, 2009. Earnings in the current period were positively impacted by an increased net interest margin as well as an increase in noninterest income. Negatively impacting net income were higher loan loss provisions in response to continuing economic weaknesses both locally and nationally, as well as an increase in noninterest operating expenses driven in part by a $300,000 Employee Stock Ownership Plan (“ESOP”) accrual.

Oak Ridge Financial Services President, Ron Black, in commenting on the results, noted, “Given the difficult economic environment, we are pleased that we were profitable in the second quarter of 2010 and were able to reduce our nonperforming assets from March 31, 2010 to June 30, 2010. Additionally, net income includes a $300,000 pretax ESOP accrual that the Company plans to use as an option to increase our common equity at some point in the future. We believe that the ESOP is a cost effective way to raise capital in this challenging economic environment.”

Mr. Black further commented “Our primary areas of focus for the rest of 2010 will be continuing to service our loan and other real estate owned portfolios and growing net interest income and noninterest income by providing extraordinary service to existing and prospective clients. We plan to continue to support our local economy by taking deposits, making loans, and providing financial advice for our clients in these difficult times. The community was incredibly supportive of our Bank in the first six months of 2010 and we had increases in loans and deposits. Lastly, at June 30, 2010 we were well-capitalized with ample capital for future growth. ”

About Bank of Oak Ridge

Bank of Oak Ridge, headquartered in Oak Ridge, NC, is a community Bank with five banking offices in Oak Ridge, Summerfield and Greensboro. The Bank’s independent financial advisory division, Oak Ridge Wealth Management, operates out of an office in downtown Greensboro. The Bank offers a complete line of banking and investment services, including savings and checking accounts, mortgage and business loans, extended weekday and Saturday branch banking hours, same-day deposits, cash management services, business and personal internet banking with balance alerts and reminders, internet bill payment, remote check capture for businesses, mobile banking and accounts designed specifically for seniors, small businesses and civic organizations. For more information, contact Bank of Oak Ridge at 336-644-9944, or visit www.bankofoakridge.com.

Forward-looking Information

This form contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the Company’s markets, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Federal Deposit Insurance Corporation. The Company undertakes no obligation to update any forward-looking statements.

Oak Ridge Financial Services, Inc.

Unaudited Financial Highlights (dollars in thousands, except share and per share data)

(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2010	2009	Change	2010	2009	Change
Income Statement Data:
Total interest income	$4,448	$5,045	(11.8)%	$9,081	$9,740	(6.8)%
Total interest expense	1,209	2,032	(40.5)	2,518	4,261	(40.9)

Net interest income	3,239	3,013	7.5	6,563	5,479	19.8
Provision for loan losses	784	303	158.7	1,137	669	70.0
Noninterest income	1,016	865	17.5	2,211	1,694	30.5
Noninterest expense	3,482	3,202	8.7	6,641	5,977	11.1
Income tax expense (benefit)	(26)	131	(119.8)	342	185	84.9

Net income	$15	$242	(93.8)	$654	$342	91.2

Preferred stock dividends	96	97	(1.0)	192	161	19.3
Accretion of discount	86	67	28.4	172	111	55.0

Income (loss) available to common shareholders	$(167)	$78	(314.1)	$290	$70	314.3

Per share data and shares outstanding:

Basic net income (loss) per share (1)	$(0.09)	$0.04	(325.0)%	$0.16	$0.04	300.0%
Diluted net income (loss) per share (1)	(0.09)	0.04	(325.0)	0.16	0.04	300.0
Book value per common share at period end	11.90	11.19	6.4	11.90	11.19	6.4

Weighted average number of common shares outstanding (000’s):
Basic	1,791.5	1,791.5	—%	1,791.5	1,791.5	—%
Diluted	1,791.5	1,791.5	—	1,791.5	1,791.5	—
Shares outstanding at period end	1,791.5	1,791.5	—	1,791.5	1,791.5	—

	June 30, 2010	December 31, 2009	Change
Balance sheet data
Total assets	$342,702	$338,048	1.4%
Loans receivable	253,322	251,300	0.8
Allowance for loan losses	3,814	3,667	4.0
Other interest-earning assets	68,583	65,812	4.2
Noninterest-bearing deposits	25,363	20,520	23.6
Interest-bearing deposits	269,968	271,164	(0.4)
Borrowings	17,248	17,248	—
Stockholders’ equity	27,993	27,592	1.5

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Selected performance ratios:
Return on average assets (2)	0.02%	0.28%	0.38%	0.20%
Return on average stockholders’ equity (2)	(3.11)	1.60	2.73	0.83
Net interest margin (2)(3)	3.27	3.82	3.10	3.54
Net interest spread (2)(4)	2.99	3.61	2.85	3.30
Noninterest income as a % of total revenue	23.9	22.3	25.2	23.6
Noninterest income as a % of average assets (2)	1.2	1.0	1.3	1.0
Efficiency ratio (5)	81.83	82.57	75.69	83.33
Noninterest expense as a % of average assets (2)	4.0	3.7	3.9	3.5

	June 30, 2010	December 31, 2009	June 30, 2009
Asset quality ratios (at period end):
Nonperforming assets to period-end loans (6)	2.64%	1.61%	1.06%
Nonperforming assets to period-end assets (6)	1.95%	1.20%	0.75%
Allowance for loan losses to period-end loans	1.51	1.20	0.74
Allowance for loan losses to total assets	1.11	1.46	1.23
Net loan charge-offs to average loans outstanding (2)	0.79	0.54	0.07

Oak Ridge Financial Services, Inc.

Unaudited Financial Highlights (dollars in thousands, except share and per share data)

(Unaudited)

	June 30, 2010	December 31, 2009	June 30, 2009
Capital ratios (Bank of Oak Ridge):
Total capital ratio	11.5%	11.5%	10.6%
Tier 1 capital ratio	10.3	10.2	9.5
Leverage capital ratio	8.2	8.1	7.6

	Three months ended June 30,			Six months ended June 30,
	2010	2009	Change	2010	2009	Change
Total Revenue
Net interest income	$3,239	$3,013	7.5%	$6,563	$5,479	19.8%

Fees and other revenue:
Service charges on deposit accounts	194	205	(5.4)	394	408	(3.4)
Gain on sale of securities	—	—	n/a	386	—	n/a
Mortgage loan origination fees	123	145	(15.2)	184	301	(38.9)
Investment and insurance commissions	278	162	71.6	470	336	39.9
Fee income from accounts receivable financing	236	181	30.4	426	355	20.0
Debit card interchange income	122	84	45.2	226	155	45.8
Income earned on bank owned life insurance	41	65	(36.9)	84	97	(13.4)
Other service charges and fees	22	23	(4.3)	41	42	(2.4)

Total noninterest income	1,016	865	17.5	2,211	1,694	30.5

Total revenue	$4,255	$3,878	9.7	$8,774	$7,173	22.3

	Three months ended June 30,			Six months ended June 30,
	2010	2009	Change	2010	2009	Change
Noninterest Expense
Salaries	$1,320	$1,256	5.1%	$2,718	$2,484	9.4%
Employee benefits	463	142	226.1	616	300	105.3
Occupancy expense	224	178	25.8	460	365	26.0
Equipment expense	225	174	29.3	419	344	21.8
Data and item processing	186	155	20.0	341	300	13.7
Professional and advertising	303	324	(6.5)	737	614	20.0
Stationary and supplies	68	53	28.3	129	108	19.4
Net loss on sale of foreclosed and repossessed assets	52	182	(71.4)	45	302	(85.1)
Telecommunications expense	60	73	(17.8)	117	139	(15.8)
FDIC assessment	138	219	(37.0)	269	292	(7.9)
Accounts receivable financing expense	84	56	50.0	143	109	31.2
Other-than-temporary impairment loss	21	105	(80.0)	21	105	(80.0)
Other	338	285	18.6	626	515	21.6

Total noninterest expense	$3,482	$3,202	8.7	$6,641	$5,977	11.1

	Three months ended June 30,			Six months ended June 30,
	2010	2009	Change	2010	2009	Change
Average Balances
Total assets	$345,375	$348,769	(1.0)%	$344,159	$341,419	0.8%
Loans receivable	251,166	248,438	1.1	251,572	248,647	1.2
Allowance for loan losses	3,933	2,292	71.6	3,880	2,682	44.7
Other interest-earning assets	70,489	40,341	74.7	51,957	63,485	(18.2)
Total deposits	274,282	238,642	14.9	292,159	294,288	(0.7)
Total noninterest bearing deposits	22,907	21,506	6.5	21,568	23,420	(7.9)
Borrowings	17,248	23,248	(25.8)	17,265	24,254	(28.8)
Stockholders’ equity	28,190	26,520	6.3	28,037	22,877	22.6

(1)	Computed based on the weighted average number of shares outstanding during each period.
(2)	Ratios for the three- and six-month periods ended June 30, 2010 are presented on an annualized basis.
(3)	Net interest margin is net interest income divided by average interest earning assets.
(4)	Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(5)	Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.
(6)	Nonperforming assets consist of non-accruing loans, restructured loans and foreclosed assets, where applicable.